                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               TRIQUINT SEMICONDUCTOR, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transactions applies:
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     (2) Aggregate number of securities to which transactions applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing party:
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     (4) Date filed:
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
                                                                PRELIMINARY COPY
                                                         Filed December 10, 1999

                                     [LOGO]

TO THE STOCKHOLDERS:

    The Board of Directors of TriQuint Semiconductor, Inc. (the "Company") has called a Special Meeting of Stockholders (the "Special Meeting") as described in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement. At the Special Meeting, the Stockholders will be asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue, from 25,000,000 to 200,000,000 shares.

    On December 1, 1999, the Board of Directors of TriQuint approved a 2-for-1 stock split. Currently, the Company lacks a sufficient number of authorized shares to effect the 2-for-1 stock split. In order to increase the number of authorized shares of Common Stock, the Company must amend its Certificate of Incorporation, an action which requires Stockholder approval. As a result, if the Amendment is not approved by the Stockholders, the Company will be unable to effectuate the stock split.

    If the shareholders approve the Amendment at the Special Meeting, the authorized number of shares will increase from 25,000,000 to 200,000,000 shares. As a result of the stock split, the number of shares of TriQuint Common Stock outstanding will increase from approximately 18.9 million shares to approximately 37.8 million shares. In addition, as a result of the stock split, the number of shares reserved for issuance under TriQuint's employee stock plans and for issuance upon exercise of outstanding options will double to approximately 7.1 million.

    In addition, there will be an additional 155 million authorized but unissued shares of Common Stock. As described in the Proxy Statement, there are many important corporate activities that may require additional authorized shares, such as raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under its existing employee stock plans, and making acquisitions through the use of stock. The Board of Directors believes that, notwithstanding the stock split, approval of the Amendment is very important to ensure that the Company will have a sufficient number of shares available should it decide to use its shares for one or more of these activities in the future. Other than as permitted or required under the Company's existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

    Assuming that the Amendment is approved by the Stockholders on January 31, 2000, Stockholders of record on February 1, 2000 will be entitled to one additional share of Common Stock for each share of TriQuint Common Stock held on that date. The payment date will be February 22, 2000.

    Although you are entitled to attend the Special Meeting and to vote in person, we encourage you to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                                          Steven J. Sharp

                                          President and Chief Executive Officer

                                                                PRELIMINARY COPY
                                                         Filed December 10, 1999

                          TRIQUINT SEMICONDUCTOR, INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 31, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), will be held on Monday, January 31, 2000, at 4:00 p.m., local time, at the Company's principal executive offices, 2300 N.E. Brookwood Parkway, Hillsboro, Oregon, for the following purposes:

    1. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 25,000,000 to 200,000,000.

    2. To transact such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on December 16, 1999 are entitled to notice of and to vote at the meeting.

    All Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any Stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          [SIG]
                                          Steven J. Sharp

                                          President and Chief Executive Officer

Hillsboro, Oregon
December 23, 1999

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                            YOUR VOTE IS IMPORTANT.
  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                          TRIQUINT SEMICONDUCTOR, INC.

                                ----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "Company" or "TriQuint"), for use at the a Special Meeting of Stockholders (the "Special Meeting") to be held Monday, January 31, 2000, at 4:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124, and its telephone number at that location is (509) 615-9000.

    These proxy solicitation materials were first mailed on or about December 23, 1999 to all Stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on December 16, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common shares outstanding, designated Common Stock, $0.001 par
value. At the Record Date,       shares of the Company's Common Stock were
issued and outstanding and held of record by   Stockholders. No shares of the
Company's Preferred Stock were outstanding.

    The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of December 16, 1999:

    - each Stockholder known by us to own beneficially more than five percent of our Common Stock,

    - each of our directors,

    - our Chief Executive Officer of the Company and the next four most highly compensated executive officers of the Company during the fiscal year ended December 31, 1998 and

    - all directors and executive officers as a group.

    Except as otherwise noted below, the address of each person listed on the table is 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124.

    We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 16, 1999, while those shares are not included for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                                          SHARES OF COMMON STOCK
                                                                                            BENEFICIALLY OWNED
                                                                                        --------------------------
NAME OF BENEFICIAL OWNER                                                                 NUMBER      PERCENTAGE
--------------------------------------------------------------------------------------  ---------  ---------------
Steven J. Sharp(1)....................................................................    263,866           1.5%

Edward C.V. Winn(2)...................................................................     81,937             *

Charles Scott Gibson(3)...............................................................     66,712             *

Bruce Fournier(4).....................................................................     64,878             *

Walden Rhines(5)......................................................................     54,000             *

J. David Pye(6).......................................................................     44,850             *

Edward F. Tuck(7).....................................................................     43,500             *

Thomas V. Cordner(8)..................................................................     28,270             *

Paul A. Gary(9).......................................................................      5,025             *

All executive officers and directors as a group (13 persons)..........................    848,450           4.6%

------------------------

*   Less than 1% of the outstanding shares of Common Stock.

(1) Includes 246,625 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(2) Includes 75,436 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(3) Includes 7,500 shares held by Mr. Gibson's wife, 2,977 held in trust for Mr. Gibson's minor sons, 29,985 held in Trust by Mr. Gibson, and 24,000 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(4) Includes 60,274 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(5) Includes 3,000 shares held by Mr. Rhines' wife and daughter and 31,500 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(6) Represents 44,850 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(7) Includes 22,500 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(8) Includes 26,982 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

(9) Includes 706,014 shares issuable pursuant to options exercisable within 60 days of December 16, 1999.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each Stockholder is entitled to one vote for each share of Common Stock held by the Stockholder on the Record Date. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Special Meeting. Abstentions and broker nonvotes will be counted in establishing the quorum.

    This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy roles promulgated by the Securities and Exchange Commission. Proposals of Stockholders of the Company that are intended to be presented by such Stockholders at the Company's 2000 Annual Meeting of Stockholders must have been received by the Company no later than December 23, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If a Stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the Stockholder must do so no later than March 8, 2000. If such Stockholder fails to comply with the foregoing notice provisions, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                  PROPOSAL ONE
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

INTRODUCTION

    The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company's authorized capital stock shall consist of 25,000,000 shares of Common Stock (the "Common Stock"), $0.001 par value, and 5,000,000 shares of Preferred Stock, (the "Preferred Stock"), $0.001 par value.

    On December 1, 1999, the Company's Board of Directors authorized an amendment of the Certificate (the "Amendment"), subject to Stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Certificate by 175,000,000 shares to a total of 200,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. Under the proposed amendment, the first paragraph of Article Fourth of the Certificate would be amended to read as follows:

       The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Two Hundred Five Million (205,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock, $0.001 par value (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value (the "Preferred Stock").

    The Stockholders are being asked to approve such Amendment. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the Stockholders, except for those instances in which applicable law or stock exchange rules require Stockholder approval.

CURRENT USE OF SHARES

    As of the Record Date, the Company has approximately             shares of
Common Stock outstanding and approximately             shares reserved for
issuance under the Company's employee stock plans, of which, approximately
            are covered by outstanding options and approximately             are
available for grant or purchase. Additionally,       shares are reserved for
issuance upon conversion of the Series A Participating Preferred Stock that has been reserved in connection with the Company's preferred share rights plan. Therefore, the Company's total share requirement as of the Record Date was shares (the "Share Requirement").

PURPOSE OF THE PROPOSED AMENDMENT

    The Board of Directors believes that it is in the Company's best interest to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of Stockholders. The Board of Directors believes that the availability of such additional shares of Common Stock will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under its existing employee stock plans, and making acquisitions through the use of stock. Other than as permitted or required under the Company's existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

    The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    If the Stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the Stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Under the Company's Certificate, the Company's Stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current Stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current Stockholders.

    In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its Stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's Stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that Stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

    The Company adopted a Preferred Shares Rights Agreement in June 1998 (the "Rights Agreement"). The Rights Agreement is designed to protect Stockholders from proposed takeovers and other abusive takeover tactics, which the Board of Directors believes are not in the best interest of Stockholders, by providing Stockholders with certain rights to acquire capital stock of the Company or of an acquiring entity upon the occurrence of certain events. A copy of the Rights Agreement was filed on July 24, 1998. Although the Rights Agreement provides for the issuance of the Company's Preferred Stock in the event rights become exercisable under the terms of the Rights Agreement, the Company may, under certain circumstances, be required to issue a substantial number of shares of Common Stock. A failure to have a sufficient number of shares available could result in a delay or failure of implementation of the Rights Agreement. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Agreement.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

    Affirmative votes constituting a majority of the shares of outstanding Common Stock on the Record Date and entitled to vote will be required to approve the Amendment to the Company's Certificate. Since the required vote of the Stockholders is based upon the number of outstanding shares of Common Stock, rather than on shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the Special Meeting, including Abstentions and "broker non-votes" will have the same effect as a vote against the approval of the amendment to the Articles. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the approval of the proposed Amendment.

    The Company's Board of Directors recommends that Stockholders vote "FOR" the Amendment to the Articles of Incorporation.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: December 23, 1999

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                                                              PRELIMINARY COPY
                                                             December 10, 1999


                                     PROXY
                          TRIQUINT SEMICONDUCTOR, INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, JANUARY 31, 2000

     The undersigned Stockholder of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 23, 1999, and hereby appoints Steven J. Sharp and Edson H. Whitehurst, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC. to be held on January 31, 2000 at 4:00 p.m., local time, at the Company's principal executive offices, 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



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                           -  FOLD AND DETACH HERE  -

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                                                             Please mark
                                                            your votes as /X/
                                                            indicated in
                                                            this example



                                                       FOR   AGAINST   ABSTAIN
                                                       / /     / /       / /
1. Proposal to approve the amendment of the Company's
   Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 25,000,000 to 200,000,000.

and, in their discretion, upon such other matter or matters which may properly come before the meeting, including any motion to adjourn to a later date to permit for the solicitation of proxies or before any adjournment or adjournments thereof.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                             MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /

            This proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the amendment of the company's certificate of incorporation, or as said proxies deem advisable on such other matters as may properly come before the meeting, including, among other things, consideration of any motion made for adjournment of the meeting.

            This proxy should be marked, dated and signed by the Stockholders(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


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Shareholder (print name)     Shareholder signature (sign name)    Dated

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Shareholder (print name)     Shareholder signature (sign name)    Dated

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                           -  FOLD AND DETACH HERE  -